EXHIBIT 10.10

                               AMENDMENT NO. 1 TO
                          CONSULTING SERVICES AGREEMENT

      THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated May 16, 2005 (the "First Amendment"), between Seth Elliot ("Consultant"), and Nannaco, Inc., a Texas corporation ("Client").

                                    RECITALS

      A. The Consultant and the Client entered into a Consulting Services Agreement dated February 23, 2004 a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      B. Client and Consultant wish to amend Section 2 and Section 6 of the Agreement to provide for additional consideration in exchange for additional consulting services and to extend the term of the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and shall read as follows:

"2. Consideration.

            Client agrees to pay Consultant, as his fee and as consideration for services provided, 5,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8 with the United States Securities and Exchange Commission. By amendment dated May 16, 2005 Client agrees to pay Consultant an additional 23,333,333 shares of common stock of the Client. Shares issued pursuant to this Agreement shall be issued to Seth Elliot, the natural person performing the consulting services for Client through Consultant. All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein."
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B. Section 6 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"6. Termination and Renewal.

(a) Term.

      This Agreement shall become effective on the date appearing above and terminate one (1) year thereafter (the "Term"). Unless otherwise agreed upon in writing by Consultant and Client or otherwise provided herein, any amendment to this Agreement shall automatically have the effect of extending the Term of the Agreement until the later of one hundred eighty (180) days following the original Term or for an additional one hundred eighty (180) days following the date of such amendment.

EXECUTED on the date first set forth above.

                                       CLIENT:

                                       NANNACO, INC.


                                       By :
                                           -------------------------------------
                                       Name: Steve Careaga
                                       Its:  CEO


                                       CONSULTANT:


                                       By:
                                           -------------------------------------
                                       Name: Seth Elliot


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